- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                            INFORMATION REQUIRED IN
                                PROXY STATEMENT
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant  / /

     Filed by a Party other than the Registrant  / /

     Check the appropriate box:

     / / Preliminary Proxy Statement

     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Section 240,14a-11(c) or
         Section 249,14a-12

                      ACCEPTANCE INSURANCE COMPANIES INC.
                (Name of Registrant as Specified In Its Charter)

                      ACCEPTANCE INSURANCE COMPANIES INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3)

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

         (4) Proposed maximum aggregate value of transaction:

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

        (2) Form, Schedule or Registration Statement No.:

        (3) Filing Party:

        (4) Date Filed:
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                     [LOGO]

                      ACCEPTANCE INSURANCE COMPANIES INC.
                             222 SOUTH 15TH STREET
                                SUITE 600 NORTH
                                OMAHA, NE 68102
                                 (402) 344-8800

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 24, 1994

To Shareholders:

     Please take notice that the Annual Meeting of shareholders of Acceptance Insurance Companies Inc. (the "Company") will be held at the Radisson-Redick Tower Hotel, 1504 Harney Street, Omaha, Nebraska, on May 24, 1994, at 11:00 a.m., local time. At the meeting, shareholders will be asked to consider and vote upon the following matters:

     (1) The election of nine directors to hold office until the 1995 Annual Meeting or until the election and qualification of their successors;

     (2) Approval of the amendments to the 1992 Incentive Stock Option Plan and the Employee Stock Purchase Plan; and

     (3) Such other matters as may properly come before the Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 22, 1994 will be entitled to vote at the Meeting or any adjournment thereof. A list of shareholders entitled to notice of and to vote at the Meeting will be available for inspection at the offices of the Company during the ten days preceding the Annual Meeting.

                                            By Order of the Board of Directors,
                                            DONN E. DAVIS
                                            Secretary

Omaha, Nebraska
April 29, 1994

                   YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND
              RETURN THE ENCLOSED PROXY PROMPTLY, IN THE ENCLOSED
               ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT
            AT THE MEETING AND VOTE IN PERSON. IN THE EVENT YOU WISH
                     TO ATTEND THE MEETING, YOU MAY REVOKE
                         YOUR PRIOR PROXY BY SO VOTING.

     The current directors and executive officers of the Company have advised the Company that they intend to vote or cause their affiliates to vote an aggregate of 2,781,150 shares of Common Stock, or approximately 27.2% of the total outstanding shares, in favor of the nominees for director named herein, and the amendments to the 1992 Incentive Stock Option Plan and the Employee Stock Purchase Plan.

                      ACCEPTANCE INSURANCE COMPANIES INC.
                             222 SOUTH 15TH STREET
                                SUITE 600 NORTH
                                OMAHA, NE 68102

                          ---------------------------

                                PROXY STATEMENT

                          ---------------------------


                          MAILING DATE: APRIL 29, 1994

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 24, 1994

                                  INTRODUCTION

     This Proxy Statement is furnished to the shareholders of Acceptance Insurance Companies Inc., a Delaware Corporation (the "Company"), in connection with the solicitation of Proxies to be used in voting at the Annual Meeting of shareholders of the Company to be held at 11:00 a.m., local time, May 24, 1994, at the Radisson-Redick Tower Hotel, 1504 Harney Street, Omaha, Nebraska, or at any adjournments thereof (the "Annual Meeting" or the "Meeting"). The Proxy is being solicited by the Company on behalf of the board of directors. This Proxy Statement and the accompanying Proxy are being mailed to shareholders on or about April 29, 1994.

     Only holders of record of the Company's Common Stock at the close of business on April 22, 1994 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Shareholders of record on the Record Date are entitled to one vote per share on any matter that may properly come before the Annual Meeting. As of the Record Date, there were 10,223,315 shares of Common Stock, $.40 par value, outstanding and entitled to vote. The presence, either in person or by properly executed Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. In the election of directors, nominees receiving a plurality of the votes cast at the Meeting will be elected as directors of the Company; and approval of the amendments to the 1992 Incentive Stock Option Plan and the Employee Stock Purchase Plan shall require the affirmative vote of a majority of the votes cast at the Meeting.

     Following the original mailing of Proxy soliciting material, directors and officers and other employees of the Company may solicit, without additional compensation, or may engage others to solicit, Proxies by any appropriate means, including personal interview, mail, telephone and telegraph. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries, which are holders of record of the Company's Common Stock, to forward Proxy soliciting material to the beneficial owners of such shares, and the Company will reimburse such holders of record for their reasonable expenses incurred in connection therewith. The cost of soliciting Proxies will be borne by the Company.

     Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the Proxy, (ii) duly executing a Proxy relating to the same shares, bearing a later date, and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the Proxy).

                             ELECTION OF DIRECTORS

     At the Annual Meeting, shareholders will be asked to elect a board of nine directors to hold office until the 1995 Annual Meeting or until the election and qualification of their successors. The following table sets forth information regarding nominees for election to the Company's board of directors. The shares represented by properly executed Proxies will be voted in accordance with the specifications made therein. PROXIES WILL BE VOTED FOR THE ELECTION OF SUCH NOMINEES UNLESS THE SPECIFICATION IS MARKED ON THE PROXY INDICATING THAT AUTHORITY TO DO SO IS WITHHELD. If a nominee is unable to serve or, for good cause, will not serve, the Proxy confers discretionary authority to vote with respect to the election of any person to the board.

NOMINEES

     The nominees receiving a plurality of votes cast at the Meeting will be elected to the board of directors. All of the nominees currently serve as directors of the Company.

                                               POSITION, PRINCIPAL OCCUPATIONS
         NAME AND AGE                              AND OTHER DIRECTORSHIPS
- ------------------------------      ------------------------------------------------------------
Jay A. Bielfield(2), 47........     Mr. Bielfield has been a director of the Company since
                                    December 1992. Mr. Bielfield is an employee and a member of the board of directors of Little Caesar Enterprises, Inc.
                                    Mr. Bielfield is a director of Major Realty and Detroit
                                    Tigers, Inc.

Kenneth C. Coon(1), 43.........     Mr. Coon is Chairman and Chief Executive Officer of the
                                    Company and has been a director of the Company since
                                    December 1992. He served as Interim Chief Executive Officer of the Company beginning in February 1992, and as Chairman and President from December 1992 until March 1994. Mr. Coon has been President and Chief Executive Officer, and a
                                    director, of Acceptance Insurance Holdings Inc. since its
                                    formation and of each of its subsidiaries since their
                                    formation or acquisition; and, since August 1993 has served as a director of The Redland Group, Inc. Mr. Coon also
                                    serves as a director of Terrano Corporation and Major Realty
                                    Corporation.

Edward W. Elliott, Jr.(1), 50..     Mr. Elliott has been a director of the Company since
                                    December 1992. Mr. Elliott is Vice-Chairman and Chief
                                    Financial Officer of Franklin Enterprises, Inc., an
                                    investment management firm in Deerfield, Illinois. Mr.
                                    Elliott also serves as a director of Warehouse Club, Inc.

Robert LeBuhn(3), 61...........     Mr. LeBuhn has been a director of the Company since December
                                    1992. Mr. LeBuhn is Chairman of Investor International
                                    (U.S.), Inc., an investment firm in New York, New York. Mr.
                                    LeBuhn serves as a director of USAir Group, Inc., Cambrex
                                    Corp., Amdura Corp. and Lomas Financial Corp.

Michael R. McCarthy(1), 42.....     Mr. McCarthy has been a director of the Company since
                                    December 1992. Mr. McCarthy has been Chairman and a director of McCarthy & Co., a firm engaged in the investment banking business in Omaha, Nebraska, since it was organized in 1986.
                                    He is also a director and Chairman of McCarthy Group, Inc., which is the parent of McCarthy & Co. Mr. McCarthy also
                                    serves as a director of Major Realty Corporation.

John P. Nelson(1), 53..........     Mr. Nelson has been President and Chief Operating Officer of the Company since March 1994, and a director since August
                                    1993. Mr. Nelson serves as either Chairman or President and a director of The Redland Group, Inc., and its insurance
                                    subsidiaries, Redland Insurance Company, American Growers
                                    Insurance Company, Agro International, Inc., American
                                    Agrisurance, Inc., American Agrijusters Co., Crop Insurance
                                    Marketing, Inc., and U.S. Ag Insurance Services, Inc., all
                                    of

                                               POSITION, PRINCIPAL OCCUPATIONS
         NAME AND AGE                              AND OTHER DIRECTORSHIPS
- ------------------------------   ------------------------------------------------------------
                                 which are subsidiaries of the Company. Since August 1993 he has served as a director of Acceptance Insurance Holdings
                                 Inc. and each of its subsidiaries. Mr. Nelson also serves as a director of Peoples Natural Gas Company and Amigo's Inc.

R. L. Richards(2), 45.........   Mr. Richards has been a director of the Company since
                                 January 1991. Mr. Richards has served as the President and a director of RDT Corp., a privately held investment
                                 corporation, Dublin, Ohio, since 1987 and has held various positions with that company since 1978. He is a director of
                                 Clinton Gas Systems, Inc.

David L. Treadwell(3), 39.....   Mr. Treadwell has been a director of the Company since
                                 December 1992. Mr. Treadwell has been director, Chairman and
                                 Chief Executive Officer of Major Realty since March 1992;
                                 President of Heritage Network, Incorporated which provides management services for publishing, automobile dealerships and investment related businesses since January 1991;
                                 President of Heritage Development Company, Detroit,
                                 Michigan, a real estate portfolio management and development company since 1986; and is a director of Old Kent Bank --
                                 Southeast, Trenton, Michigan.

Doug T. Valassis(3), 41.......   Mr. Valassis has been a director of the Company since
                                 December 1992. Mr. Valassis is President and Chief Executive
                                 Officer of Franklin Enterprises, Inc., an investment
                                 management firm in Deerfield, Illinois. Mr. Valassis also
                                 serves as a director of Warehouse Club, Inc., and director and Chairman of Lindner Fund and Lindner Dividend Fund.

- -------------------------
(1) Member of the Executive Committee of the Company.

(2) Member of the Audit Committee of the Company.

(3) Member of the Compensation Committee of the Company.

    The board of directors recommends a vote "FOR" the election of the director nominees named above.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based upon the Company's review of Forms 3, 4 and 5, and amendments thereto, furnished during or with respect to the Company's 1993 fiscal year, and separate written representations, none of the directors, officers, beneficial owners of more than 10% of the Common Stock, or any other person subject to
Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"), with respect to the Company, failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during the Company's 1993 fiscal year or prior fiscal years, except Mr. Gerber, executive officer of the Company, did not report timely his initial beneficial ownership.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

     The board of directors met three times and took action by unanimous consent on one occasion in 1993. All of the nominees for director served on the board of directors throughout 1993 except for Mr. Nelson, who became a director August 13, 1993.

     There are three committees of the board, an Executive Committee, an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee.

     The Executive Committee may exercise certain limited powers of the board of directors and met once in 1993.

     The Audit Committee has authority to review internal audit and financial controls, and to recommend to the board the independent public accountants to serve as auditors, review with the independent auditors the annual audit plan, the financial statements, the auditor's report and their evaluation and recommendations concerning the Company's internal controls and approve the types of professional services for which the Company may retain the independent auditors. The Audit Committee met twice in 1993.

     The Compensation Committee reviews the compensation of the executive officers of the Company, and makes recommendations to the board of directors regarding such compensation and awards under the various compensation plans adopted by the Company and met twice in 1993.

     During 1993, each director attended at least 75% of the meetings of the board of directors and each committee on which he sat.

                               EXECUTIVE OFFICERS

     The individuals identified below are the executive officers of the Company who have been appointed by the board of directors and who served in the capacities indicated at December 31, 1993, except Mr. Nelson, who was appointed on March 24, 1994. Executive officers are normally appointed annually by the board of directors and serve at the pleasure of the board.

Kenneth C. Coon, 43...........   Chairman and Chief Executive Officer of the Company and a
                                 director since December 1992. He served as Interim Chief
                                 Executive Officer of the Company beginning in February 1992, and as Chairman and President from December 1992 until March
                                 1994. Mr. Coon has been President and Chief Executive
                                 Officer, and a director, of Acceptance Insurance Holdings
                                 Inc. since its formation and of each of its subsidiaries
                                 since their formation or acquisition; and, since August
                                 1993, has served as a director of The Redland Group, Inc.
                                 Mr. Coon also serves as a director of Terrano Corporation
                                 and Major Realty Corporation.

John P. Nelson, 53............   President and Chief Operating Officer of the Company since
                                 March 1994, and a director since August 1993. Mr. Nelson
                                 serves as either Chairman or President and a director of The
                                 Redland Group, Inc., and its insurance subsidiaries, Redland
                                 Insurance Company, American Growers Insurance Company, Agro
                                 International, Inc., American Agrisurance, Inc., American
                                 Agrijusters Co., Crop Insurance Marketing, Inc., and U.S. Ag
                                 Insurance Services, Inc., all of which are subsidiaries of the Company. Since August 1993 he has served as a director of Acceptance Insurance Holdings Inc. and each of its
                                 subsidiaries.

Greg D. Ewald, 40.............   Senior Vice President of underwriting of the Company since
                                 October 1993. Mr. Ewald has been Vice President of
                                 underwriting for Acceptance Insurance Company and Acceptance
                                 Indemnity Insurance Company since April 1990. Prior thereto,
                                 Mr. Ewald was Vice President, Treaty Underwriting, at
                                 Underwriters Reinsurance Company.

William J. Gerber, 36.........   Vice President of the Company since December 1992, and of
                                 Acceptance Insurance Holdings Inc. since July 1, 1991.
                                 Beginning in August 1987, he was Director of Financial
                                 Reporting and Acquisitions for the Company. Prior thereto, he was a certified public accountant with Coopers & Lybrand.

Georgia M. Mace, 44...........   Treasurer and Chief Accounting Officer of the Company since
                                 May 1992. Ms. Mace has been Treasurer and Chief Accounting
                                 Officer of Acceptance Insurance Holdings Inc. since 1983 and of each of its subsidiaries since their formation or
                                 acquisition. She has also served as a director of Acceptance
                                 Insurance Company and Phoenix Indemnity Insurance Company
                                 since their formation.

Joseph P. Hutelmyer, 40.......   President and Chief Operating Officer of Seaboard
                                 Underwriters, Inc., ("Seaboard") since October 1991. He was
                                 Senior Vice President of Seaboard from January 1986 to
                                 October 1991, and has been employed with Seaboard since
                                 1981.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth for each of the three years ended December 31, 1993, the compensation paid by the Company to its Chief Executive Officer and the four most highly compensated executive officers receiving total compensation in excess of $100,000 annually.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                                                        COMPENSATION
                                           ANNUAL COMPENSATION          -------------
             NAME AND                 -----------------------------       OPTIONS/          ALL OTHER
        PRINCIPAL POSITION*           YEAR     SALARY       BONUS(1)       SARS(#)       COMPENSATION(2)
- -----------------------------------   ----    --------      -------     -------------    ---------------
Kenneth C. Coon(3).................   1993    $250,300      $88,000         74,000           $11,575(4)
  Chairman, Chief Executive           1992     195,300       42,000                              848
  Officer and Director                1991     195,300       30,000                           30,645(5)

William J. Gerber..................   1993      92,779(6)    23,000(6)      22,500             3,921(7)
  Vice President                      1992     102,525       27,666                            5,474
                                      1991      85,033        5,000                            9,798

Georgia M. Mace....................   1993      98,680       27,000         20,000             4,351(5)
  Treasurer, Chief Financial          1992      93,800       12,000                              848
  Officer                             1991      87,800        7,000                           17,065

Greg D. Ewald......................   1993     101,304        8,000         10,000             4,561(8)
  Senior Vice President-              1992      98,300        2,000                              848
  Underwriting                        1991      92,800           --                           25,657

Joseph P. Hutelmyer................   1993     118,365(9)     8,000         10,000             5,132
  President, Seaboard                 1992     108,030           --                               --
  Underwriters, Inc.                  1991      24,930           --                               --

- -------------------------
  * This table does not include Messrs. John P. Nelson and Richard C. Gibson, respectively the President and Chief Operating Officer of the Company, and Executive Vice President of The Redland Group, Inc., as the acquisition of The Redland Group, Inc. occurred August 13, 1993, and they did not receive compensation from the Company in 1993 in excess of $100,000.

 (1) Reflects amounts paid in 1993 under the Management Incentive Compensation Plan (the "Plan") adopted by the Company pursuant to which cash bonuses may be awarded to executives and key employees of the Company and its subsidiaries measured principally by the Company's return on equity. The Plan was revised beginning in 1993 to base annual bonuses principally on Company earnings and individual performance. Under the Plan, the amount of cash bonus earned is payable over a three-year period, provided the bonus recipient remains employed by the Company. A portion of the cash bonus for 1993 will be payable in 1994, provided the named executive remains employed by the Company. The amounts of bonus deferred are $17,000 for Mr. Coon, $5,000 for Mr. Gerber, $5,000 for Ms. Mace, $2,000 for Mr. Ewald, and $4,000 for Mr. Hutelmyer.

 (2) Except where indicated, these amounts reflect the Company's contribution on behalf of such persons to Defined Contribution Plans maintained by the Company.

 (3) Prior to February 1992, Mr. Coon served as Chief Executive Officer of Acceptance Insurance Holdings Inc. and its subsidiaries.

 (4) Includes $2,500 paid to Mr. Coon as director fees by Major Realty Corporation, the 33.1% subsidiary of the Company.

 (5) Includes for Mr. Coon and Ms. Mace $7,500 paid to them as director fees by Phoenix Indemnity Insurance Company.

 (6) Includes $13,000 in salary and $18,666 in bonus paid to Mr. Gerber in 1992, which had been voluntarily deferred by him.

 (7) Includes $5,000 paid to Mr. Gerber for services in connection with the acquisition of Seaboard Underwriters, Inc., in 1991.

 (8) Includes $15,000 paid to Mr. Ewald in connection with his move from California to Omaha, Nebraska, to become employed by the Company.

 (9) Mr. Hutelmyer became employed by the Company on October 1, 1991.

     The following table sets forth information concerning options granted by the Company to its Chief Executive Officer and the named executive officers during the fiscal year ended December 31, 1993.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS                                                POTENTIAL
- -------------------------------------------------------------------------------------------       REALIZED VALUE AT
                                                      % OF TOTAL                                    ASSUMED ANNUAL
                                      NUMBER OF      OPTIONS/SARS                                RATES OF STOCK PRICE
                                     SECURITIES       GRANTED TO     EXERCISE                        APPRECIATION
                                     UNDERLYING       EMPLOYEES      OR BASE                       FOR OPTION TERM
                                    OPTIONS/SARS      IN FISCAL       PRICE      EXPIRATION    ------------------------
              NAME                   GRANTED(#)          YEAR         ($/SH)        DATE         5%($)         10%($)
- ---------------------------------   -------------    ------------    --------    ----------    ----------    ----------
Kenneth C. Coon..................   50,000 Shares        31.9%       $   8.75     1/26/1998     $ 120,873     $ 267,098
Kenneth C. Coon..................   24,000 Shares(1)     15.3          11.375     3/28/2003       171,688       435,092
William J. Gerber................   12,500 Shares         8.0            8.75     1/26/1998        30,218        66,775
William J. Gerber................   10,000 Shares(1)      6.4          11.375     3/28/2003        71,537       181,288
Georgia M. Mace..................   10,000 Shares         6.4            8.75     1/26/1998        24,175        53,420
Georgia M. Mace..................   10,000 Shares(1)      6.4          11.375     3/28/2003        71,537       181,288
Greg D. Ewald....................   10,000 Shares(1)      6.4          11.375     3/28/2003        71,537       181,288
Joseph P. Hutelmyer..............   10,000 Shares(1)      6.4          11.375     3/28/2003        71,537       181,288

- -------------------------
(1) Twenty-five percent of these options vest one year from the date of grant and 25% annually thereafter, provided that the option holder remains employed by the Company.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                           FY-END OPTIONS/SAR VALUES

                                                                             NUMBER OF SECURITIES         VALUE OF UNEXERCISED*
                                                                            UNDERLYING UNEXERCISED            IN-THE-MONEY
                                                                                OPTIONS/SARS AT              OPTIONS/SARS AT
                                  SHARES ACQUIRED                                 FY-END (#)                   FY-END ($)
             NAME                 ON EXERCISE (#)    VALUE REALIZED ($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
- -------------------------------   ---------------    ------------------    -------------------------    -------------------------
Kenneth C. Coon
Chief Executive Officer........         None                 N/A           Exercisable                            $168,750
                                                                           50,000 Options                            4,500
                                                                           6,000 Options
                                                                           Unexercisable                            13,500
                                                                           18,000 Options
William J. Gerber
Vice President.................         None                 N/A           Exercisable
                                                                           12,500 Options                           42,188
                                                                           2,500 Options                             1,875
                                                                           Unexercisable
                                                                           7,500 Options                             5,625
Georgia M. Mace
Treasurer and Chief
Financial Officer..............         None                 N/A           Exercisable
                                                                           10,000 Options                           33,750
                                                                           2,500 Options                             1,875
                                                                           Unexercisable
                                                                           7,500 Options                             5,625
Greg D. Ewald
Senior Vice President,
Underwriting...................         None                 N/A           Exercisable
                                                                           2,500 Options                             1,875
                                                                           Unexercisable
                                                                           7,500 Options                             5,625
Joseph P. Hutelmyer
President, Seaboard
Underwriters, Inc..............         None                 N/A           Exercisable
                                                                           2,500 Options                             1,875
                                                                           Unexercisable
                                                                           7,500 Options                             5,625

- -------------------------
* Calculated as the difference between the option exercise price and the closing price per share on the New York Stock Exchange on December 31, 1993.

EMPLOYMENT AGREEMENTS

     Kenneth C. Coon, President and Chief Executive Officer of the Company, is employed under an employment agreement. Under this agreement, upon termination of his employment without cause or in certain circumstances by him, the Company is obligated to pay him the amount of his base salary remaining payable over the balance of his employment term (currently ending December 31, 1995, subject to annual automatic one year extensions), the amount of his highest annual cash bonus multiplied by the number of full and partial years remaining in his employment term, and the amount of any incentive, profit-sharing bonus, stock option or other plan accrued on his behalf. Similar payments are due upon the death or disability of Mr. Coon.

     John P. Nelson and Richard C. Gibson, respectively the President and Chief Operating Officer of the Company, and Executive Vice President of The Redland Group, Inc., one of the Company's subsidiaries, are each employed pursuant to identical employment agreements for a term currently ending December 31, 1995, but subject to annual automatic one-year extensions, unless terminated by either party upon 45 days notice prior to each January 1.

COMPENSATION OF DIRECTORS

     Members of the board of directors who are not full-time employees of the Company receive an annual retainer of $10,000 plus $1,000 for attendance at each meeting of the board of directors and $1000 for attendance at each meeting of a Committee on which the director sits occurring other than on a day when the directors meet, and $500 for each such meeting occurring on a day when the directors meet. Non-employee directors who serve as Chairman of board Committees, receive an additional $3,000 annual retainer.

     Messrs. Bielfield, Coon and McCarthy are directors, and Mr. Treadwell is Chairman and Chief Executive Officer and a director, of Major Realty Corporation ("Major Realty"). Non-employee directors of Major Realty are paid $2,500 for each meeting of directors attended in person. Mr. Treadwell is employed as Chairman and Chief Executive Officer of Major Realty on a month-to-month basis under an Employee Lease Agreement with Mr. Treadwell's primary employer, Heritage Network, Incorporated ("Heritage"). Under the Employee Lease Agreement, Mr. Treadwell is required to devote such time to his duties as Chief Executive Officer of Major Realty as he and the Major Realty Board determine to be necessary, and Major Realty pays to Heritage $100,000 annually for Mr. Treadwell's services. Major Realty has granted to Mr. Treadwell an option to purchase, during a period ending with the termination of his employment by Major Realty or the Employee Lease Agreement, or 10 days after a change of control of Major Realty, 100,000 shares of Major Realty common stock for $2.7679 per share.

                              CERTAIN TRANSACTIONS

     The following is a description of certain relationships and business transactions occurring since January 1, 1993.

     In January 1993 the Company repaid certain Secured Subordinated Notes (the "Notes") held by two 5% shareholder affiliates, and affiliates of five directors, from the proceeds of a Rights Offering to Shareholders. The table below sets forth the names of such persons and the principal amount of Notes repaid.

               Valassis Enterprises, L.P..........................   $5,000,000
               Patricia Investments, Inc..........................    1,500,000
               RDT Corp...........................................      500,000
               Heritage Network, Inc..............................      500,000

     Valassis Enterprises, L.P., is a Limited Partnership, of which George F. Valassis and Franklin Enterprises, Inc., of which Mr. Valassis is the sole shareholder and Chairman of the Board, and Doug T. Valassis, a director of the Company, is President and Chief Executive Officer, are the general partners. See "Security Ownership of Certain Beneficial Owners and Management."

     Patricia Investments, Inc., is an affiliate of Investor International (U.S.), Inc., of which Robert LeBuhn, a director of the Company, is Chairman. See "Election of Directors" and "Security Ownership of Certain Beneficial Owners and Management."

     RDT Corp. is solely owned by R. L. Richards, a director of the Company. See "Election of Directors" and "Security Ownership of Certain Beneficial Owners and Management."

     David L. Treadwell, a director of the Company, is President of Heritage Network, Inc. See "Election of Directors" and "Security Ownership of Certain Beneficial Owners and Management."

     Effective April 15, 1993, Acceptance Investors Limited Partnership, of Omaha, Nebraska ("AILP") exercised its right to exchange a $7 million Secured Subordinated Note of a subsidiary of the Company and received the 875,000 shares of Common Stock and warrants to purchase, during a period ending January 27, 1997, 875,000 additional shares of Common Stock ("Warrants"), in exchange for the principal amount of the note, and the Company paid to AILP $410,075 in lieu of interest otherwise payable under the note and in consideration of AILP's waiver of its rights to other cash payments which might have become payable under the note. AILP has made a distribution to the limited partners and the general partner of the shares of Common Stock and Warrants to which they are entitled under the AILP Limited Partnership Agreement, and has been dissolved.

     Mr. McCarthy, a director of the Company, is the Chairman, director and principal shareholder of McCarthy Group, Inc., parent of McCarthy & Co., AILP's sole general partner. Mr. Coon, Chairman, Chief Executive Officer and a director of the Company, was a limited partner in AILP and received 29,427 shares of Common Stock and 29,427 Warrants as a result of his investment in AILP. Mr. Nelson, President, Chief Operating Officer and a director of the Company, was an investor, through a family-owned investment corporation controlled by him, in AILP, and is the beneficial owner of 58,770 shares of Common Stock, and 58,770 Warrants as a result of the distribution of such shares and Warrants to the Nelson family corporation.

     McCarthy & Co. was employed by The Redland Group, Inc. ("Redland") as its investment banker in connection with a $5,335,000 investment be made by the Company in Redland, and in connection with the Exchange Agreement between the Company and Redland. McCarthy & Co. was paid a fee by Redland in connection with the $5,335,000 investment of $320,100 plus 1,500 Warrants to purchase shares of Common Stock of Redland, during a seven-year period, at a purchase price of $485 per share, for which it received 28,000 shares of Common Stock in the Exchange. In connection with its services as an investment banker for Redland in connection with the Exchange Agreement with the Company, McCarthy & Co. received a fee of $250,000. McCarthy & Co., d/b/a LongView Capital Management, provides asset management services to the Company and received fees of approximately $111,000 in 1993.

     Effective August 13, 1993, the Company acquired Redland, in an exchange of stock, and Mr. Nelson received 400,931 shares of Common Stock and shares voting power with respect to 247,905 shares of Common Stock owned by his father and 150,800 shares owned by his mother.

     Mr. Nelson is Chairman, a director and owner of approximately 30% of Redland & Associates, Inc., a retail insurance agency formerly owned by Redland. Office space and certain personnel and services are shared by Redland & Associates and Redland, and the cost thereof is allocated based upon the percentage of such shared office space, personnel and services.

     Doug T. Valassis, a director of the Company, is the son of George F. Valassis, a principal shareholder of the Company, and is President and Chief Executive Officer of Franklin Enterprises, Inc., a general partner of Valassis Enterprises, L.P. Edward W. Elliott, Jr., a director of the Company, is Vice Chairman and Chief Financial Officer of Franklin Enterprises, Inc.

     Messrs. Bielfield, Coon and McCarthy are directors, and Mr. Treadwell is Chairman, Chief Executive Officer and director, of Major Realty Corporation, a 33.1% owned subsidiary of the Company.

     By virtue of the foregoing positions, relationships and interests, the persons named above may have an indirect material interest in transactions and business relationships between the Company and its subsidiaries and such persons or their affiliates.

                            STOCK PERFORMANCE GRAPHS

     The Company has undergone a substantial reorganization, changing its business from the citrus and real estate business activities in which it had been engaged, to the specialty property and casualty insurance business in which it is currently engaged. By mid-1992, with the Company's move of its headquarters from Bloomfield Hills, Michigan to Omaha, Nebraska, the headquarters of its insurance operations, the reorganization was effectively complete. The Company believes that any comparison of its stock performance to that of comparable companies would require a comparison to property and casualty insurance companies commencing the last half of 1992, and to small capitalization food processor companies for the 3 1/2 year period prior thereto. Thus, stock performance is presented in two graphs, one covering the period of time from July 1, 1992 to December 31, 1993, comparing the performance of the Company's Common Stock to the Value Line Property and Casualty Insurance Group and the Russell 2000. The second graph, covering the period December 31, 1987 through June 30, 1992, comparing the performance of the Company's Common Stock with the Value Line Food Processors Small Capitalization Group and the Russell 2000.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
                Acceptance Insur Cos., Russell 2000, Peer Group
                     (Performance results through 12/31/93)

      Measurement Period
    (Fiscal Year Covered)             AIF        RUSSELL 2000     Peer Group
7/92                                  100.00          100.00          100.00
1992                                  106.94          118.21          121.41
1993                                  134.72          140.57          117.72

Assumes $100 invested at the close of trading on 7/92 in AIF common stock, Russell 2000, and Peer Group.
* Cumulative total return assumes reinvestment of dividends.

                                                     Source: Value Line, Inc.
Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
                Acceptance Insur Cos., Russell 2000, Peer Group
                     (Performance results through 6/30/92)

      Measurement Period
    (Fiscal Year Covered)             AIF        RUSSELL 2000     Peer Group
1988                                    100.00          100.00          100.00
1989                                    112.07          116.24          121.10
1990                                     51.72           93.57          134.54
1991                                     34.49          136.66          157.08
6/92                                     36.88          136.89          134.49

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in AIF common stock, Russell 2000, and Peer Group.
* Cumulative total return assumes reinvestment of dividends.

                                                     Source: Value Line, Inc.
Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

1993 COMPENSATION

     The Compensation Committee was appointed following the election of directors at the Annual Meeting of Shareholders on December 22, 1992. The reorganization of the Company (i.e., the shift from citrus and real estate operations to specialty property and casualty insurance operations) was completed with the move of the Company's headquarters from Bloomfield Hills, Michigan, to Omaha, Nebraska (the home office of the insurance operations) in mid-1992. By mid-1992, the Company's executive officers, including Kenneth C. Coon, Chief Executive Officer, were those who had occupied those positions in the insurance operations.

     The Compensation Committee, after appointment in December of 1992, began its study of the Company's then current compensation programs and the development of a new incentive compensation program. The comparable group of companies identified by Firemark were not suggested by the Company but were independently selected by Firemark as comparable to the Company for purposes of its compensation recommendations to the Committee. These were not the property and casualty companies set forth in the Value Line Property and Casualty Insurance Group utilized as the peer group of companies in the stock performance graphs. Firemark advised the Committee that it felt its independently selected group of comparable property and casualty insurance companies were more appropriate for compensation comparisons, in terms of size, geographic distribution of business and management responsibilities, than the broader Value Line Property and Casualty Insurance Group. The Committee employed The Firemark Group, of Parsippany, New Jersey, consultants and investment bankers to the insurance industry, to provide guidance to the Committee regarding appropriate compensation levels, compensation incentives and similar compensation issues.

     Firemark advised the Committee that it had compared salary levels for Mr. Coon and other executive officers with a comparable group of companies selected by Firemark. The Committee took action with respect to salaries for 1993, establishing salary of Mr. Coon at the mid-level of the salary ranges suggested by Firemark (the Committee noted that Mr. Coon was in his third year without a salary increase despite assuming increased responsibilities), and at or just below the mid-level for other executive officers.

     Under the Management Incentive Plan then in effect, the return on equity in 1992 was not sufficient to warrant the payment of bonuses, however, the Committee recognized that 1992 results were adversely impacted by the non-insurance operations during the first half of the year, and that insurance operations for the year were satisfactory. Thus, the Committee exercised its discretion to create a bonus pool of $150,000 designating $50,000 thereof for Mr. Coon, and the balance to be distributed among other key executives agreed to by the Committee in consultation with Mr. Coon. Finally, in 1993, the Committee determined that the Incentive Stock Option Plan approved by shareholders December 22, 1992, should be implemented through the grant of options to Mr. Coon and other key executives. Additionally, the Committee exercised its discretion to award non-qualified options to Mr. Coon and two key members of his executive staff. The salaries, results of the bonus awards and the stock option grants to Mr. Coon and the named executives are reflected in the Summary Compensation Table and Options/SAR Grants in Last Fiscal Year Table appearing in this Proxy Statement.

CURRENT COMPENSATION PROGRAM

     During 1993, the Committee developed the current compensation program covering Mr. Coon and other executive officers and key employees. Compensation is composed of a combination of salary, incentive cash bonuses and stock option grants. The Committee believes that, when operating goals established for the Company are met, it is in the Company's best interest to maintain the level of experienced executives and key employees who delivered such results by allowing such persons to participate in the Company's profits.

     The Company intends that the salary portion of executive compensation, while intended to be competitive in the market place for comparable companies, is not intended as the principal vehicle for rewarding high-level performance by such executives. Rather, over time, the compensation policy will limit salary increases largely to reflect inflation and increased responsibility. A new Incentive Compensation Plan, calling for the payment of cash bonuses in accordance with the provisions of the Plan, will be the vehicle for rewarding superior performance.

     The new Incentive Compensation Plan includes the following:

          (a) Early each year, the Committee, working with Mr. Coon and other key executives, will establish overall Company performance goals, as a target net earnings per share for the year. The Committee, working with Mr. Coon, will also set individual performance goals for executives and key employees at the staff and operating division levels, which are tied to the Company's strategic plan for that year. These individual performance goals are intended to be objective and identifiable in order to measure the degree of performance by the executives and key employees.

          (b) The maximum bonus payable is established as a percentage of base salary which ranges from 200% for Mr. Coon, to 60% for division heads and senior support staff, down to 30% for junior department heads, and lower percentages for others. There is also established, as a percentage of bonus payable, the extent to which the amount of bonus will be based upon meeting Company goals, and the extent to which the bonus will be based upon meeting individual goals; with 20% of the maximum bonus payable to remain at the discretion of the Committee. Attainment of Company goals is weighted more heavily for senior executives (70% for Mr. Coon), while individual goals are weighted more heavily for executives and key employees at the staff and division levels.

          (c) The Plan ties the amount of bonus payable, as a percentage of the total maximum, to an analysis of the degree to which goals are met, exceeded or not met. This formula calls for payment of 75% of the maximum bonus where 100% of the goals are achieved; an additional 1% of maximum bonus for each 1% that the goals are exceeded (up to the maximum amount of bonus); a reduction of 2% of maximum bonus for each 1% below 100% attainment of goals; with no bonus payable if less than 75% of goals are obtained.

     Incentive bonuses are payable over a three year period, with the first such payment to be made within 120 days following the end of the applicable year as to which the incentive bonus is earned and calculated, and on a like day each year thereafter. Incentive bonuses in the aggregate may not exceed 10% of the Company's net income for the year.

     The Committee believes that incentive stock options remain an important aspect of executive compensation, particularly at the chief executive officer and senior executive staff level. At present, award of incentive stock options is made at the discretion of the Committee, although Mr. Coon is consulted with respect to the grant of stock options to his staff.

     The Committee has not yet adopted a policy with respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code. The Committee deems it unnecessary at this time to adopt such a policy, as it does not consider it eminent that annual compensation to any executive officer will exceed $1 million. The Committee does, however, intend to monitor executive compensation, including the value of compensation which may ultimately be received by executive officers, including the Chief Executive Officer, comprised of salary, cash bonuses and receipt of values under stock option grants, and will address a policy to qualify compensation paid to executive officers under Section 162(m) of the Internal Revenue Code at the time it deems it necessary to do so.

     In all respects, the action of the Compensation Committee is subject to approval by the Board of Directors.

     Members of the Compensation Committee are:

        Robert LeBuhn, Chairman
        David L. Treadwell
        Doug T. Valassis

              COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Treadwell, director and member of the Compensation Committee, is Chairman, Chief Executive Officer and a director of Major Realty Corporation. Mr. Coon, Chairman, Chief Executive Officer and a director of the Company, is a director of Major Realty Corporation. See "Certain Transactions" for information with respect to compensation paid to or on behalf of Mr. Treadwell by Major Realty Corporation in 1993. Mr. Coon receives $2,500 per meeting as director fees from Major Realty Corporation, and received $2,500 in 1993. Major Realty does not have a compensation committee, and compensation issues are determined by its Board of Directors.

     Mr. Valassis, director and a member of the Compensation Committee, is President and Chief Executive Officer of Valassis Enterprises, L.P., and the beneficial owner of approximately 13% of the total outstanding shares of common stock of the Company. In January 1993, the Company repaid, from proceeds of a Rights Offering, $5 million in secured subordinated notes held by Valassis Enterprises, L.P. See "Certain Transactions."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPLE SHAREHOLDERS

     The following table provides information as of April 22, 1994, with respect to beneficial ownership of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock.

                                       SOLE OWNERSHIP           SHARED OWNERSHIP           TOTAL OWNERSHIP
                                   -----------------------   -----------------------   -----------------------
            NAME OF                NUMBER OF     PERCENT     NUMBER OF     PERCENT     NUMBER OF     PERCENT
        BENEFICIAL OWNER           SHARES(1)   OF CLASS(2)   SHARES(1)   OF CLASS(2)   SHARES(1)   OF CLASS(2)
- --------------------------------   ---------   -----------   ---------   -----------   ---------   -----------
George F. Valassis(3)...........    325,797        3.0%      1,622,079       14.8%     1,947,876       17.8%
  1400 North Woodward Avenue
  Suite 270
  Bloomfield Hills, MI 48304

Doug T. Valassis(4).............      4,545         *        1,415,118       13.0      1,419,663       13.0
  Franklin Enterprises, Inc.
  520 Lake Cook Road, Suite 325
  Deerfield, IL 60015

FMR Corp.(5)....................                             1,000,000        9.5      1,000,000        9.5
  82 Devonshire Street
  Boston, MA 02109-3614

John P. Nelson(6)...............    463,955        4.5         516,245        5.0        980,200        9.5
  Acceptance Insurance Companies
  Inc.
  Suite 600 North
  222 South 15th Street
  Omaha, NE 68102

Michael R. McCarthy(7)..........         --                    867,935        8.5        867,935        8.5
  McCarthy & Co.
  McCarthy Group, Inc.
  1125 South 103rd Street
  Omaha, NE 68124

Patricia Investments, Inc.(8)...         --                    707,626        6.8        707,626        6.8
  15 West 54th Street
  New York, NY 10019

- -------------------------
 *  Less than one percent.

(1) The column sets forth shares of Common Stock which are deemed to be "beneficially owned" pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) For purposes of calculating the percentage of Common Stock beneficially owned by any beneficial owner, but only as to such owner, the shares of Common Stock issuable to such person under stock options or warrants exercisable within 60 days are considered outstanding and added to the shares of Common Stock actually outstanding.

(3) Based on information furnished on behalf of Mr. Valassis. Includes 206,961 shares of Common Stock held pursuant to a Trust Agreement dated February 3, 1986, for which trust Mr. Valassis acts as sole trustee; 714,320 shares of Common Stock held by Valassis Enterprises, L.P., of which the general partners are Mr. Valassis, individually, and Franklin Enterprises, Inc., of which Mr. Valassis is the sole shareholder and Chairman of the Board; and immediately exercisable warrants to purchase 700,798 shares of Common Stock held by Valassis Enterprises, L.P. Excludes 55,957 shares of Common Stock held by Mr. Valassis's spouse, over which Mr. Valassis has no voting power or dispositive power, and as to which Mr. Valassis disclaims beneficial ownership.

(4) Includes 714,320 shares of Common Stock held by Valassis Enterprises, L.P., of which the general partners are Mr. Valassis' father, individually, and Franklin Enterprises, Inc., of which Mr. Valassis is President and Chief Executive Officer, and immediately exercisable warrants to purchase 700,798 shares of Common Stock held by Valassis Enterprises, L.P.

(5) Based on Amendment No. 1, dated March 31, 1993, to the statement on Schedule 13G, filed with the Commission on behalf of FMR Corp. FMR Corp. is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and, because of affiliate relationships, may be considered to share beneficial ownership of the shares of Common Stock with Edward C. Johnson 3d, Chairman of FMR Corp., and Fidelity Capital Appreciation Fund. Includes immediately exercisable warrants to purchase 300,000 shares of Common Stock.

(6) Includes 58,770 shares of Common Stock and immediately exercisable warrants to purchase 58,770 shares of Common Stock held by a family corporation controlled by Mr. Nelson, and 398,705 shares controlled by Mr. Nelson through revocable proxies.

(7) Includes 427,019 shares of Common Stock and warrants to purchase 409,516 shares of Common Stock pursuant to investment management agreements entered into with several clients. Included in the above totals are 35,245 shares of Common Stock and warrants to purchase 35,245 shares of Common Stock owned by Mr. McCarthy's wife; 54,298 shares of Common Stock and warrants to purchase 36,875 shares of Common Stock owned by McCarthy & Co.; 4,080 shares of Common Stock owned by McCarthy & Co. 401(k) PST (1,781 for Mr. McCarthy's benefit); 8,296 shares of Common Stock and warrants to purchase 8,296 shares of Common Stock owned by McCarthy Group, Inc.; 10,800 shares of Common Stock and warrants to purchase 20,600 shares of Common Stock in discretionary investment accounts managed for clients.

(8)  Based on Amendment No. 8, dated January 27, 1993, to the statement on
     Schedule 13D, filed with the Commission on behalf of Patricia Investments, Inc. ("Patricia"). Includes immediately exercisable warrants to purchase 202,875 shares of Common Stock. By reason of certain stock ownership relationships and portfolio management arrangements, Patricia shares voting and dispositive power over such Common Stock with Patricia AB, AB Duba and AB Fiducia.

MANAGEMENT

     The following table provides information as of April 22, 1994, with respect to beneficial ownership of the Common Stock by each director and named executive officer of the Company, individually, and by all directors and executive officers of the Company as a group.

                                                                              COMMON STOCK
                                                                   -----------------------------------
                                                                     NUMBER OF SHARES       PERCENT OF
                                                                   BENEFICIALLY OWNED(1)     CLASS(2)
                                                                   ---------------------    ----------
Jay A. Bielfield(3).............................................            18,875                *
Kenneth C. Coon(4)..............................................           183,560              1.8%
Edward W. Elliott, Jr...........................................             2,000                *
Greg D. Ewald(5)................................................            12,124                *
William J. Gerber(6)............................................            22,972                *
Joseph P. Hutelmyer(7)..........................................             3,142                *
Robert LeBuhn(8)................................................               -0-               --
Georgia M. Mace(9)..............................................            19,593                *
Michael R. McCarthy(10).........................................           867,935              8.5
John P. Nelson(11)..............................................           980,200              9.5
R. L. Richards(12)..............................................            81,091                *
David L. Treadwell..............................................               200                *
Doug T. Valassis(13)............................................             4,545                *
                                                                   ---------------------      -----
All directors and officers as a group (13 persons)..............         2,222,959             20.4%

- -------------------------
  * Less than one percent.

 ** Richard C. Gibson, Executive Vice President of The Redland Group, Inc., is not included in the named executive officers of the Company at December 31, 1993, as he became an officer of the Company after the acquisition of The Redland Group, Inc. on August 13, 1993, and his 1993 compensation from the Company did not exceed $100,000. At April 22, 1994, Mr. Gibson owned beneficially 352,793 shares of Common Stock.

 (1) The column sets forth shares of Common Stock which are deemed to be "beneficially owned" by the persons named under SEC Rule 13d-3. Each of the persons in the table has sole voting and investment power with respect to all shares beneficially owned by him, except as described in the following footnotes.

 (2) For purposes of calculating the percentage of Common Stock beneficially owned by any beneficial owner, but only as to such owner, the shares of Common Stock issuable to such person under stock options or warrants exercisable within 60 days are considered outstanding and added to the shares of Common Stock actually outstanding.

 (3) Includes 5,000 shares owned by Mr. Bielfield's spouse and immediately exercisable warrants to purchase 4,625 shares of Common Stock.

 (4) Includes 503 shares and immediately exercisable warrants to purchase 125 shares of Common Stock owned by Mr. Coon's wife, 7,840 shares of Common Stock and immediately exercisable warrants to purchase 3,535 shares of Common Stock held for Mr. Coon's account by the trustee of the Employee Stock Ownership and Tax Deferred Savings Plan ("KSOP"), immediately exercisable options to purchase 63,646 shares of Common Stock and immediately exercisable warrants to purchase 44,936 shares of Common Stock.

 (5) Includes 4,872 shares of Common Stock and immediately exercisable warrants to purchase 3,761 shares of Common Stock held by the trustee of the KSOP for the account of Mr. Ewald, and immediately exercisable options to purchase 2,500 shares of Common Stock.

 (6) Includes 2,916 shares of Common Stock and immediately exercisable warrants to purchase 1,594 shares of Common Stock, held by the trustee of the KSOP for the account of Mr. Gerber; 30 shares of Common Stock and immediately exercisable warrants to purchase 30 shares of Common Stock held by Mr. Gerber as custodian for his minor children; and immediately exercisable options to purchase 16,875 shares of Common Stock.

 (7) Includes 642 shares of Common Stock held by the trustee of the KSOP for the account of Mr. Hutelmyer and immediately exercisable options to purchase 2,500 shares of Common Stock.

 (8) Mr. LeBuhn is Chairman of Investor International (U.S.), Inc., an affiliate of Patricia Investments, Inc., which is the beneficial owner of approximately 6.8% of the Company's Common Stock. See Note (8) under "Security Ownership of Certain Beneficial Owners and Management."

 (9) Includes 3,551 shares of Common Stock and immediately exercisable warrants to purchase 1,939 shares of Common Stock held by the trustee under the KSOP for the account of Ms. Mace, immediately exercisable warrants to purchase 260 shares of Common Stock and immediately exercisable options to purchase 12,500 shares of Common Stock.

(10) Mr. McCarthy shares beneficial ownership with McCarthy & Co. and McCarthy Group, Inc. See Note (5) under "Security Ownership of Certain Beneficial Owners and Management."

(11) See Note (6) under "Security Ownership of Certain Beneficial Owners and Management."

(12) Includes immediately exercisable warrants to purchase 5,125 shares of Common Stock.

(13) Mr. Valassis is the son of George F. Valassis, beneficial owner of approximately 17.8% of the Common Stock. See Notes (3) and (4) under "Security Ownership of Certain Beneficial Owners and Management."

                           COMPENSATION PLAN PROPOSAL

INTRODUCTION

     At the Annual Meeting, shareholders will be asked to approve amendments to the 1992 Incentive Stock Option Plan (the "ISO Plan") and the Employee Stock Purchase Plan (the "ESPP"). These Plans were originally adopted by the board of directors of the Company on September 22, 1992, and approved by the shareholders on December 22, 1992.

1992 INCENTIVE STOCK OPTION PLAN

     The Company's board of directors adopted amendments to the ISO Plan, subject to shareholder approval at this Annual Meeting, in order to provide for an annual award to each non-employee director of an option to purchase 1,500 shares of the common stock of the Company. As with options granted to employees pursuant to the ISO Plan, the option exercise price or prices for options granted to non-employee directors shall be determined by the Company's board of directors at the time an option is granted, but in no event shall be less than 100% of the fair market value of the common stock on the date the option is granted. Each non-employee director option vests and becomes exercisable immediately upon the expiration of such director's then current term as a director, whereas, options granted to employees vest and become exercisable in annual increments of 25% beginning one year following the date of grant. The ISO Plan has also been amended to provide that, subject to shareholder approval at this Annual Meeting, all options expire ten years from the date of grant. Employee options will continue to be granted based upon an assessment by the Compensation Committee of such employee's ability to contribute materially to the growth and development of the Company and its subsidiaries. The ISO Plan will continue to be administered by the Compensation Committee which is composed entirely of persons who are not eligible to participate in the Plan other than by way of the annual option to purchase 1,500 shares.

     The board also adopted amendments intended to comply with new rules promulgated by the Securities and Exchange Commission pertaining to short-swing trading by insiders ("Short-Swing Trading Rules"), which become effective September 1, 1994. The amendments add a six month holding period requirement for options granted pursuant to the ISO Plan, as well as a restriction against amendments to the formula award provisions for grants to non-employee directors more than every six months, other than to comply with certain federal laws. The remaining provisions of the plan shall continue to operate as originally adopted. The market value of common stock underlying the options as of April 20, 1994 was $12.125.

     A copy of the Amended ISO Plan is furnished herewith as Annex A.

     The ISO Plan is designed to qualify for favorable tax treatment to participants pursuant to Section 422 and related Sections of the Internal Revenue Code. Under these Sections, a participant who receives an incentive stock option is not taxed on its value either at the time the option is granted or at the time it is exercised. Instead, the participant incurs a tax only upon the eventual sale or other disposition of the shares so acquired. Additionally, a participant may be subject to any favorable capital gains treatment when the shares are eventually sold. The Company is not entitled to a deduction for federal income tax purposes in connection with the grant or any exercise of incentive stock options.

     The following table sets forth information with respect to options granted under the ISO Plan to the persons designated during the year ended December 31, 1993.

                        NAME AND POSITION                           DOLLAR VALUE*    NUMBER OF UNITS
- -----------------------------------------------------------------   -------------    ---------------
Kenneth C. Coon..................................................      $11.375         24,000 Shares
  Chairman and Chief Executive Officer
William J. Gerber................................................       11.375         10,000 Shares
  Vice President
Georgia M. Mace..................................................       11.375         10,000 Shares
  Treasurer
Greg D. Ewald....................................................       11.375         10,000 Shares
  Senior Vice President, Underwriting
Joseph P. Hutelmyer..............................................       11.375         10,000 Shares
  President, Seaboard Underwriters, Inc.
All Current Executive Officers as a Group (5 persons)............       11.375         64,000 Shares
Non-Executive Officer Director Group (8 persons).................       13.000         10,500 Shares
Non-Executive Officer Employee Group (2 persons).................       11.375 to      20,000 Shares
                                                                         13.00

- -------------------------

* This figure represents the exercise price of the options. The value of the options is the difference between the value of the underlying common stock and the exercise price.

EMPLOYEE STOCK PURCHASE PLAN

     The board of directors of the Company also has determined it advisable to amend the ESPP in order to comply with the new Short-Swing Trading Rules. All employees who meet the Plan's service requirements will continue to be eligible under the ESPP. The amendments provide, in part, that employees subject to the Short-Swing Trading Rules automatically will be re-enrolled in the ESPP under the same terms as the offering phase immediately preceding such re-enrollment, subject to such employees right to increase or decrease his or her subscription or payroll deductions, or terminate participation. The amendments also provide that, if employees who are subject to the Short-Swing Trading Rules cancel their subscriptions or have their subscriptions deemed canceled, such employee may not participate in the ESPP until six months have elapsed from the decision to cease participation. Finally, the ESPP has been amended to require that employees who are subject to the Short-Swing Trading Rules may not sell stock purchased pursuant to the ESPP until at least six months have lapsed from the date the purchase price is fixed, unless such employee has executed a written waiver of his or her right to cancel the subscription.

     A copy of the Amended ESPP is furnished herewith as Annex B.

     The board of directors recommends a vote FOR the Amended 1992 Incentive Stock Option Plan and the Amended Employee Stock Purchase Plan.

                              INDEPENDENT AUDITORS

     Deloitte & Touche, the Company's independent auditors, will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions presented by shareholders.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Any proposal which a holder of Common Stock intends to present at next year's Annual Meeting of shareholders must have been received by the Secretary of the Company, at the address appearing on the first page of this Proxy Statement, no later than January 24, 1995, in order to be included in the Proxy Statement in the form of a Proxy relating to that meeting.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the board of directors of the Company does not know of any matters to be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting of Shareholders. However, if other proper matters should come before the Annual Meeting, or any adjournment thereof, the persons named in the enclosed Proxy intend to vote the shares represented by all Proxies held by them in accordance with their best judgment with respect to any such matters.

                                 MISCELLANEOUS

     Shareholders are urged to complete, sign and date the enclosed Proxy and return it as promptly as possible in the envelope enclosed for that purpose. Properly executed Proxies will be voted in accordance with shareholder's directions. If no directions are given, Proxies will be voted "FOR" the election of the Director Nominees and the Compensation Plan Proposal. The Proxy does not affect the right to vote in person at the Annual Meeting.

                                          By Order of the Board Of Directors
                                          DONN E. DAVIS, Secretary

April 29, 1994

                                                                         ANNEX A

                      ACCEPTANCE INSURANCE COMPANIES INC.

                    AMENDED 1992 INCENTIVE STOCK OPTION PLAN

     Statement of 1992 Incentive Stock Option Plan, dated December 22, 1992, as amended, for Acceptance Insurance Companies Inc. (the "Company").

     Whereas, the Board of Directors of the Company (the "Board"), deem it in the best interests of the Company that certain management personnel employed by the Company and by its subsidiaries, and directors of the Company, be given the opportunity to acquire a stake in the growth of the Company, as a means of assuring their maximum effort and continued association with the Company, and

     Whereas, the Board believes the Company can best obtain these and other benefits by granting incentive stock options to designated employees and directors from time to time, pursuant to Section 422 and related Sections of the Internal Revenue Code,

     Now, therefore, the Board has adopted this 1992 Incentive Stock Option Plan (the "Plan"), and amendments thereto effective May 24, 1994, effective upon approval of the affirmative vote of the holders of a majority of all classes of shares of the Company entitled to vote.

     1. POLICY. The Company shall, from time to time, grant options for sale of shares to management personnel employed by it, and by subsidiary corporations of the Company, and to directors of the Company, pursuant to the terms of this Plan. The term "subsidiary corporation" means any corporation in which the Company owns at least 50% of the voting shares, or any corporation in a chain of corporations connected with the Company through ownership of at least 50% of its voting shares by any corporation in the chain.

     2. OPTION STOCK. Options under this Plan shall pertain to authorized and unissued Common Stock of the Company, par value $.40 per share (hereinafter "Option Shares"). The total number of Option Shares available for option under this Plan shall not exceed gross limit of 500,000 in the aggregate. The Company shall at all times while this Plan is in force reserve such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Plan.

     3. PARTICIPANTS. (a) For the purpose of this Plan, the term "management personnel" shall be deemed to include only the following full-time employees of the Company (the term "employees" shall include employees of the Company or its subsidiary corporations): Officers, Department Heads, Division Managers and other employees determined by the Board to be Key Employees of the Company. The Plan shall be administered by the Compensation and Stock Option Committee of the Board (the "Committee"), the members of which each shall be "disinterested persons" within the meaning of Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"). From time to time the Committee, on recommendation of the President or Chief Executive Officer of the Company, shall designate from the employees of the Company those entitled to participate in the Plan, and shall prescribe the extent and terms of their participation, subject to the provisions of the Plan. Such designation shall be made in the absolute discretion of the Committee and shall be final without approval of the shareholders. In designating participants the Committee shall fix the number of shares to be optioned to designees in its absolute discretion.

     (b) Directors who are not full-time employees of the Company ("Non-employee Directors") automatically shall receive an option to purchase 1,500 shares upon initial election and each re-election, unless the Non-employee Director elects six months in advance not to receive an option (such automatic grant being hereinafter referred to as the "Formula"); provided, however, Formula grants shall not be made to a member of the Committee if such grants would cause the recipient to no longer be a "disinterested person" within the meaning of Rule 16b-3 of the Exchange Act.

     4. PRICE. The option price or prices of the Company's Common Stock offered to any participant under this Plan shall be determined by the Board in its absolute discretion at the time of granting of an option; provided, however, that such price or prices shall in no event be less than 100% of the fair market value of the

Common Stock on the date of granting of the option. In the case of options granted to a person who owns more than 10% of the voting power of the shares of the Company, or of the parent or any subsidiary of the Company, the option price for the Common Stock shall in no event be less than 110% of the fair market value thereof on the date of the granting of the option. For purposes hereof, the fair market value of the Common Stock shall be the closing sales price on the New York Stock Exchange, Inc., on the date nearest preceding the granting of the option. In no event shall an option for Common Stock granted under this Plan be deemed not to qualify as an incentive stock option, within the meaning of
Section 422 of the 1986 Internal Revenue Code, by reason of the determination of the purchase price for said shares, so long as the establishment of the fair market value of such shares on the date of grant of the option shall have been determined in good faith.

     5. TIME OF EXERCISE. Except as to options granted to Non-employee Directors, any option granted under this Plan shall not be exercisable prior to the expiration of one year following the date of the granting of such option to the particular participant, and 25% of the total number of options shall vest and shall become exercisable each year beginning one year from the date of grant until fully vested. The option may be exercised in whole or in part at any time, or from time to time thereafter, until the expiration of the option. An option shall expire ten years after the date of grant, except that options granted to a person who owns more than 10% of the voting power of the shares of the Company or of the parent or any subsidiary of the Company, shall expire five years after the date of grant. Options automatically granted to Non-employee Directors shall vest and shall be exercisable immediately upon expiration of such director's then current term as a director. With respect to options granted to participants subject to Section 16 of the Exchange Act, at least six months must elapse from the date of acquisition of any option granted pursuant the Plan to the date of disposition of the option (other than upon exercise or conversion) or its underlying common stock.

     6. METHOD OF GRANTING. Whenever the Committee shall designate a person for the receipt of an option, the Secretary (or if the Secretary is himself the designee, the President) of the Company shall forthwith send notice thereof to the designee, in such form as the Board shall approve, stating the number of shares optioned to such designee and the price per share, and attaching a copy of this Plan. The date of action by the Committee or the Board shall be the date of the granting of the option to such participant for all purposes of this Plan. The notice may be accompanied by an option agreement to be signed by the Company and by the participant if the Board shall so direct, which shall be in such form and shall contain such provisions as the Board shall deem advisable.

     7. ADJUSTMENTS OF OPTION STOCK. (a) If at any time, or from time to time, after the grant but prior to the exercise of all or any part of an option under this Plan, the Company shall effect a subdivision or combination of Common Stock, into a greater or smaller number of shares, or a reclassification of such Common Stock into shares of another class or into securities, or the Company shall be consolidated or merged with any other corporation, then there shall be thereafter deliverable by the Company, or by the corporation surviving a merger or consolidation, upon any exercise of such option, in lieu of such Common Stock and for the same price, such shares and securities as shall have been substituted for the Common Stock in connection with such subdivision, combination, reclassification, consolidation or merger. Such substituted shares or securities shall be deemed Option Shares for the purposes of this plan.

     (b) If at any time, or from time to time, after the grant but prior to the exercise of all or any part of the options under this Plan, the Board shall declare in respect of the Company's Common Stock any dividend payable in shares of the Company of any class, then there shall be deliverable upon any exercise thereafter of any option under this Plan, in addition to each Option Share and for no additional price, such additional share or shares as shall have been distributable as a result of such share dividend in respect of an Option Share; except that fractional shares shall not be so deliverable. Any such share dividend shall be deemed part of the Option Shares for purposes of this Plan.

     8. ASSIGNMENTS. Any option granted under this Plan shall be exercisable only by the participant to whom granted during his or her lifetime, and shall not be assignable or transferrable otherwise than by will or by the laws of descent and distribution.

     9. SEVERANCE, DEATH, RETIREMENT. (a) Employee Participants. In the event that an employee participant shall cease to be employed by the Company for any reason except death or retirement, any option or options theretofore granted to him or her under this Plan which shall not have been exercised, shall be exercisable within three months after termination of his or her employment. In the event an employee participant dies, or retires, while employed by the Company, any option or options theretofore granted to him or her under this Plan which shall not have been exercised shall be exercisable until the expiration of such options as provided in Section 5 hereof.

     (b) Director Participants. In the event that a director participant shall cease to be a director of the Company for any reason except death, any option or options theretofore granted to him or her under this Plan which shall not have been exercised shall be exercisable within three months after expiration of his or her term as a director. In the event that a director participant shall cease to be a director of the Company because of death, any option or options theretofore granted to him or her under this Plan which shall not have been exercised shall be exercisable until the expiration of such options as provided in Section 5 hereof.

     (c) Exercise in the Event of Death. In the event of the death of any participant while employed by, or a director of, the Company, any option or options theretofore granted to him or her under this Plan which shall not have been exercised shall be exercisable by the estate or heirs of such participant.

     10. MANNER OF EXERCISE. Whenever an option is granted under this Plan in respect of Option Shares, such shares may be purchased by written notice of election delivered prior to the expiration of the option to the Company at its principal office by registered or certified mail, stating the number of shares with respect to which the option is being exercised and specifying a date, not less than five nor more than fifteen days after the date of such notice, on which the shares will be taken and payment made for them.

     The shares being purchased may be paid for (a) in cash, or (b) by delivery to the Company of whole shares of Common Stock (including previously owned shares and shares acquired upon partial exercise of the option) evidenced by negotiable stock certificates duly endorsed for transfer in blank and not subject to any applicable restrictions on transfer, valued for such purpose at the highest sales price of the Common Stock as reported on the New York Stock Exchange Composite Listing for the day immediately preceding the date of exercise, or if there were no sales on such date, on the next preceding date on which there were such sales, or (c) any combination of the foregoing.

     11. CLOSING. On the date specified in the notice of election referred to above, or an adjourned date provided for later in this paragraph, the Company shall deliver or cause to be delivered to the participant certificates for the number of shares with respect to which the option is being exercised, against payment for them. Delivery of the shares may be made at the principal office of the Company or at the office of a transfer agent appointed for the shares of the Company. No shares shall be issued until full payment for them has been made in accordance with Section 10 hereof; and a participant has none of the rights of a shareholder until the shares are issued as herein provided. In the event of any failure to take up and pay for the number of shares specified in the notice of election on the date stated on it, or an adjourned date, the option shall become inoperative as to such number of shares, but shall continue with respect to any remaining shares covered by the option and not yet acquired pursuant to it. If any law, or any regulation of the Securities and Exchange Commission or of any other body having jurisdiction, shall require the Company or the participant to take any action in connection with the shares specified in the notice of election, then the date specified therein for the delivery of the shares shall be adjourned until the completion of the necessary action.

     12. SECURITIES REGISTRATION. The Company shall (a) register the shares underlying options granted hereunder under the Securities Act of 1933 on Form S-8, or other appropriate form of registration statement, (b) qualify such shares where required under state securities laws, and (c) cause such shares to be listed on the New York Stock Exchange, Inc.

     13. AMENDMENT AND DISCONTINUANCE. The Plan shall terminate on December 22, 2002, and an option shall not be granted after that date. The Board may alter, suspend, or discontinue this Plan; provided, however, that: (1) the Board shall not, without the written consent of the holders of options, alter or impair unexercised options that may have been previously granted under this Plan, except insofar as a merger or consolidation of the Company, or a termination of employment or directorship of a participant, or a liquidation or dissolution shall effect a cancellation of an option under the terms of paragraphs 7 or 14 hereof; and (2) that the Formula shall not be amended more than once every six (6) months, except an amendment necessary to comport the Plan with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules and regulations promulgated thereunder.

     14. LIQUIDATION. Upon the complete liquidation of the Company, any unexercised options previously granted under this Plan shall be deemed canceled. In the event of the complete liquidation of a subsidiary corporation, or in the event that such corporation ceases to be a subsidiary corporation as that term is defined in paragraph 1 above, any unexercised options previously granted to participants employed by such corporation shall be deemed canceled unless such participants shall become employed by the Company or by any other subsidiary corporation upon the occurrence of such event.

     15. SHAREHOLDER APPROVAL. This Plan is subject to the approval of the shareholders of the Company by an affirmative vote of the holders of a majority of the votes cast at a meeting of such shareholders.

     16. SECURITIES LAWS. Anything to the contrary herein notwithstanding, the Company's obligation to deliver stock pursuant to an option is subject to compliance with federal and state securities laws, rules and regulations applying to the authorization, issuance or sale of securities, and applicable stock exchange requirements, as the Company deems necessary or advisable. The Company shall not be required to sell or deliver stock pursuant hereto unless and until it receives satisfactory assurance that the issuance or transfer of such shares will not violate any of the provisions of the Securities Act of 1933 or the Exchange Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or the rules and regulations of any stock exchange on which the securities are traded, or the provision of any state securities law, or that there have been compliance with the provisions of such act, rules, regulations and state laws.

     With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the plan administrators fails to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the plan administrators.

     17. EFFECT ON EMPLOYMENT AND SERVICES. Neither the adoption of the Plan, nor the granting of any Incentive Stock Option under the Plan shall be deemed to create any right in any individual to be retained or continued in the employment or services of the Company or its subsidiaries.

     IN WITNESS WHEREOF, this Amendment to the 1992 Incentive Stock Option Plan has been approved by the Board of Directors of Acceptance Insurance Companies Inc. and is hereby executed as of the 24th day of March, 1994.

                                          ACCEPTANCE INSURANCE COMPANIES INC.

                                          By     /s/ KENNETH C. COON
                                          --------------------------------------
                                                     Kenneth C. Coon,
                                           Chairman and Chief Executive Officer

                                                                        ANNEX B

                      ACCEPTANCE INSURANCE COMPANIES INC.

                      AMENDED EMPLOYEE STOCK PURCHASE PLAN

     Statement of Employee Stock Purchase Plan, dated December 22, 1992, as amended May 24, 1994, for Acceptance Insurance Companies Inc. (the "Company").

     Whereas the Board of Directors of the Company (the "Board"), deems it in the best interests of the Company to provide eligible employees who wish to become shareholders in the Company a convenient method of doing so, and

     Whereas the Board believes the Company can best obtain this benefit by establishing a plan whereby employees may acquire the Company's authorized but unissued Common Stock directly from the Company and on a payroll deduction basis, if desired, pursuant to Section 423 and related sections of the Internal Revenue Code,

     Now, therefore, the Board has adopted this Employee Stock Purchase Plan, effective upon approval by the affirmative vote of the holders of a majority of all classes of shares of the Company entitled to vote:

          1. PURPOSE OF THE PLAN. The purpose of this Plan is to provide eligible employees who wish to become shareholders in the Company a convenient method of doing so. The Company wishes to establish a plan whereby employees may acquire the Company's authorized but unissued Common Stock directly from the Company and on a payroll deduction basis, if desired, making it easier for them to acquire such shares. It is felt that employee participation in the ownership of the business will be to the mutual benefit of both the employees and to the Company.

          2. EMPLOYEES ELIGIBLE TO PARTICIPATE. Any employee of the Company or any of its subsidiaries who is in the employment of the Company at the offering date is eligible to participate in the Plan, except (a) employees who have been employed less than one year, (b) employees whose customary employment is 20 hours or less per week and (c) employees whose customary employment is not for more than five months in any calendar year. The word "employee" shall include officers, but not persons who are solely directors. Any other employee is eligible to the extent necessary to comply with Rule 16b-3(d)(2)(i)(A) promulgated under Section 16 of the Securities and Exchange Act (the "Exchange Act"), which requires that the plan have broad-based participation and not discriminate in favor of highly compensated employees.

          3. OFFERING DATES. From time to time, the Board of Directors of the Company may fix a date (hereinafter called the "Offering Date"), on which the Company will make an offer (hereinafter called an "Offering"), to all employees then eligible to participate, of an opportunity to purchase shares. Offerings will be made in one or more phases of six months each, each phase to start on an Offering Date as the Board of Directors shall fix, provided that no two phases shall run concurrently. The Board of Directors may, at its discretion, limit the number of shares available for purchase during a phase. No phase may be started after termination of the Plan, but any phase started prior to the Plan's termination may be completed, even though it runs beyond the Plan's termination date. Generally, phases commence on January 1, and July 1 of each year. In order to purchase the shares, an eligible employee must sign a Subscription Agreement and any other necessary papers between the Offering Date and the 30th day following each Offering Date (or if such 30th day is a Saturday, Sunday, or legal holiday, then the next succeeding business day).

          At the conclusion of an offering phase, participants subject to
     Section 16 of the Exchange Act are automatically re-enrolled in the next offering phase under the same terms as the previous phase; provided, however, that such participant may increase or decrease his or her subscription or payroll deductions, subject to the limitations set forth in Paragraphs 6 and 7, respectively, by executing a new Subscription Agreement; or may terminate participation in accordance with Paragraph 9.

          4. PRICE. The purchase price for stock for participants enrolling in a phase will be the lower of the amounts determined under the following paragraphs (a) and (b):

             (a) The purchase price shall be equal to 85% of the closing sale price of the shares on the New York Stock Exchange on the termination date of the phase, or when the subscription agreement is paid in full, whichever first occurs. If there is no sale of the shares on such date, then the last reported bid price on the Exchange on such date; or

             (b) The purchase price shall be equal to 85% of the mean of the closing sale price of the shares on the New York Stock Exchange on the commencement date of a phase, and the closing sale price of the shares on the New York Stock Exchange on the termination date of the phase, or when the subscription agreement is paid in full, whichever first occurs. If there is no sale of the shares on such dates, then the last reported bid price on the Exchange on such dates.

          Notwithstanding the foregoing, in no event may the purchase price be less than the estimated book value of the Company's common stock as of the termination date of the phase, as determined in good faith by the Board of Directors.

          5. NUMBER OF SHARES TO BE OFFERED. Shares under this Plan shall pertain to authorized and unissued Common Stock of the Company, par value $.40 par value per Share ("Post-Split Shares"). The total number of Shares available for purchase under this Plan shall not exceed 500,000 in the aggregate. Appropriate adjustments in the above figure, in the subscription rate and in the minimum and maximum number of shares which an employee may purchase shall be made to give effect to any mergers, consolidations, acquisitions, stock splits, stock dividends, or other relevant changes in the capitalization occurring after the effective date of the Plan, provided that no fractional shares shall be subject to an option and each option shall be adjusted downward to the nearest full share.

          6. LIMITATION ON PARTICIPATION. An eligible employee may not elect to contribute to the Plan, whether by payroll deduction or by special purchase, more than 10% of such eligible employee's compensation for the calendar year. In addition, an eligible employee may not elect to make such contributions to the Plan which would permit more than $25,000.00 of common stock to be purchased for his or her account in any calendar year. For this purpose, the fair market value of the Company's Common Stock shall be determined at the time of the Offering Date.

          7. METHOD OF PAYMENT. Payment may be made in cash at the time the shares are subscribed for, or, at the employee's option, through payroll deductions over a period of not more than 50 weeks at a rate of not less than 2% nor more than 15% of compensation before deductions.

          8. TRUSTEE'S CONTROL OVER EMPLOYEE'S FUNDS AND SHARE ISSUANCE. The Board of Directors of the Company shall select a financial institution as Trustee under the Plan, both to handle all money paid in by employees and to obtain and deliver the shares. Stock certificates will be issued, under the Trustee's direction, as soon as practicable after the total purchase price has been paid by the employee, whether in cash or through payroll deduction.

          9. CANCELLATION OF PARTICIPATION IN PLAN. Subject to the provisions of a waiver executed pursuant to Paragraph 12, each participating employee shall have the right to cancel his or her subscription at any time prior to payment in full for the shares for which he or she has subscribed by giving the Company written notice thereof, whereupon he or she will be refunded all money he or she has paid in. Should any installment be due and unpaid for 15 days without satisfactory arrangement for the payment thereof being made within such 15-day period, the Subscription Agreement shall thereby be automatically canceled and the money previously paid refunded to the employee. Participants who are subject to Section 16 of the Exchange Act and who cancel their subscriptions, or have their subscriptions deemed canceled, as contemplated herein shall not be eligible to participate in the Plan until six months have elapsed from the decision to cease participation pursuant to Rule 16b-3(d)(2)(i)(C) promulgated under Section 16(b) of the Exchange Act.

          10. EMPLOYEES RIGHTS AS SHAREHOLDERS. No participating employee shall have any rights as a shareholder until full payment has been made for the shares he or she has subscribed for and a stock certificate actually issued.

          11. INTEREST. Interest shall accrue on funds held by the Trustee through payroll deductions at a rate to be determined by the Trustee, which shall be the same rate paid by the Trustee for other similar accounts held by it in trust.

          12. RIGHTS NOT TRANSFERABLE. Except as hereinafter set forth and unless otherwise provided by law, no participating employee shall have the right to sell, assign, transfer, pledge, or otherwise dispose of or otherwise encumber his or her right to participate in the Plan or his or her interest in the fund accumulated for his or her benefit, and such right and interest shall not be liable for or subject to the debts, contracts, or liabilities of such employee. If any such action is taken by the employee or any claim asserted by another party in respect to such right and interest, such action or claim will be treated as notice of cancellation, and except as may otherwise be required by law, refund will be made to such employee as provided in paragraph 9. Upon the death of a participating employee, his or her estate shall have the right, for a period of 60 days from the date of his or her death, to pay the entire balance due and receive the share subscribed for.

          Further, pursuant to Rule 16b-3(d), promulgated under Section 16(b) of the Exchange Act, stock purchased pursuant to the Plan by participants subject to Section 16 of the Exchange Act shall not be sold until at least six months lapse from the date the purchase price is fixed, unless such participant shall have executed a written waiver of such participant's cancellation rights under Paragraph 9 on or before the Offering Date.

          13. TERMINATION OF EMPLOYMENT. Upon termination of employment for any reason whatsoever, including, but not limited to, death or retirement, the participating employee or his or her estate may elect within 60 days after the happening of such event to pay the entire balance due and receive the shares subscribed for. The failure to make such election within such period will be treated as a notice of cancellation and, except as may otherwise be required by law, refund will be made to such employee or his or her estate as provided in paragraph 9.

          14. AMENDMENT OR DISCONTINUANCE OF THE PLAN. The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice, provided that no employee's existing rights are adversely affected thereby, and provided further than no such amendment of the Plan, shall, except as provided in paragraph 15, (a) increase the above 500,000 total number of shares available to be offered; (b) change the formula by which the price at which the shares shall be sold shall be determined; and (c) increase the maximum number of shares which an eligible employee can purchase.

          15. SHARE OWNERSHIP. Notwithstanding anything herein to the contrary, no employee shall be permitted to subscribe for any shares under the Plan if such employee, immediately after such subscription owns shares (including all shares which may be purchased under outstanding subscriptions under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of its parent or subsidiary corporations. For the foregoing purposes the rules of
     Section 423(b)(3) of the Internal Revenue Code of 1986 shall apply in determining share ownership.

          16. EXERCISE OF SUBSCRIPTION AGREEMENT. Subject to the provisions of a waiver of cancellation rights executed pursuant to Paragraph 12, an employee continues as a participant during an entire phase, at the end of a phase the employee may choose among three alternatives:

             (a) Exercise his or her subscription to buy all the shares of Common Stock for which the employee has subscribed and for which he or she has sufficient accumulated deductions, and receive any balance in the employee's account in cash; or

             (b) exercise part of his or her subscription to buy shares of Common Stock, and receive the balance of the employee's account in cash; or

             (c) not exercise any part of his or her subscription to buy shares of Common Stock, and receive all of the employee's account in cash.

          An employee should be aware that, under the terms of the Plan, should the employee as a participant take no action to notify the Company of his or her intention not to exercise the employee's Subscription Agreement or to exercise only part of it, the participant's subscription to purchase shares will be exercised in its entirety for the employee on the termination date of the phase. Any cash balance in his or her account after such exercise will be refunded to the employee.

          17. ADMINISTRATION. The Plan is administered by the Board, or, if the Board so directs, by the Compensation and Stock Option Committee of the Company's Board (the "Compensation Committee"), which shall be composed entirely of persons who are not eligible to participate in the Plan. The Board or the Compensation Committee, as the case may be, has the power to interpret and administer the Plan and to make all decisions on questions which may arise concerning the Plan. The Board's or the Compensation Committee's determinations shall be made in accordance with its judgment as to the best interests of the Company and its shareholders, and in accordance with the purposes of the Plan. Determinations of the Board or Compensation Committee shall be binding and conclusive with respect to the Company and participants. The Company does not intend to charge any participant a service or other fee in connection with the administration of the Plan, regardless of whether the participant withdraws from a phase or exercises all or a portion of the subscription agreed to by the participant for a phase.

          18. SECURITIES LAWS. Anything to the contrary herein notwithstanding, the Company's obligation to deliver stock pursuant to a Subscription Agreement is subject to compliance with federal and state securities laws, rules and regulations applying to the authorization, issuance or sale of securities, and applicable stock exchange requirements, as the Company deems necessary or advisable. The Company shall not be required to sell or deliver stock pursuant hereto unless and until it receives satisfactory assurance that the issuance or transfer of such shares will not violate any of the provisions of the Securities Act of 1933 or the Exchange Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or the rules and regulations of any stock exchange on which the securities are traded, or the provision of any state securities law, or that there have been compliance with the provisions of such act, rules, regulations and state laws.

          With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the plan administrators fails to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the plan administrators.

     IN WITNESS WHEREOF, this Employee Stock Purchase Plan has been approved by the Board of Directors of Acceptance Insurance Companies Inc., and is hereby executed as of the 24th day of March, 1994.

                                          ACCEPTANCE INSURANCE COMPANIES INC.

                                          By     /s/ KENNETH C. COON
                                          --------------------------------------
                                                     Kenneth C. Coon,
                                           Chairman and Chief Executive Officer

                         ACCEPTANCE INSURANCE COMPANIES INC.
                           ANNUAL MEETING OF SHAREHOLDERS

                                    MAY 24, 1994

    P The undersigned, a shareholder of Acceptance Insurance Companies Inc. (the "Company"), hereby appoints Kenneth C. Coon
    R and Donn E. Davis, and each of them, attorneys, agents and proxies, with full power of substitution to each, for and in the name of the
    O undersigned to vote, as designated below, all shares of Common Stock of the Company which the undersigned would be entitled
    X to vote at the Annual Meeting of shareholders of the Company to be held at the Radisson-Redick Tower Hotel, 1504 Harney Street, Omaha,
    Y Nebraska, on May 24, 1994, at 11:00 a.m., Local Time, and at any adjournments thereof:


         ELECTION OF DIRECTORS, Nominees:                                      (change of address)
                                                                                _______________________________
         Jay A. Bielfield, Kenneth C. Coon, Edward W. Elliott, Jr.,             _______________________________
                                                                                _______________________________
         Robert LeBuhn, Michael R. McCarthy, John P. Nelson,                    _______________________________
                                                                                (If you have written in the above
         R. L.  Richards, David L. Treadwell, Doug T. Valassis                  space, please mark the
                                                                                corresponding box on the reverse
                                                                                side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE
BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


                                                                SEE REVERSE SIDE

/X/  PLEASE MARK YOUR                       SHARES IN YOUR NAME
     VOTES AS IN THIS
     EXAMPLE.


                   FOR       WITHHELD                         FOR       AGAINST    ABSTAIN
1. Election of     /  /     /  /        2. Compensation       /  /       /  /        /  /      THIS PROXY IS SOLICITED ON BEHALF OF
   Directors                               Plan Proposal.                                      THE BOARD OF DIRECTORS AND, WHEN
   (see reverse)                                                                               PROPERLY EXECUTED, WILL BE VOTED IN
                                                                                               THE MANNER DIRECTED HEREIN BY THE
                                                                                               UNDER SIGNED SHAREHOLDER.  IF NO
                                                                                               DIRECTION IS MADE, THIS PROXY WILL BE
For, except vote withheld from the                                                             VOTED FOR THE ELECTION OF THE
following nominee(s):                                                                          NOMINEES FOR DIRECTORS NAMED
                                                                                               HEREIN AND FOR APPROVAL OF THE
                                                                                               COMPENSATION PLAN PROPOSAL, AND THE
                                                                                               BOARD OF DIRECTORS UNANIMOUSLY
                                                                                               RECOMMENDS A VOTE FOR THE ELECTION
                                                                                               OF ALL NOMINEES FOR DIRECTOR AND
                                                                                               APPROVAL OF THE COMPENSATION PLAN
                                                                                               PROPOSAL. IN THEIR DISCRETION, THE
                                                                                               PROXIES ARE AUTHORIZED TO VOTE UPON
                                                                                               SUCH OTHER BUSINESS AS MAY PROPERLY
                                                                                               COME BEFORE THE MEETING, INCLUDING
                                                                                               THE ELECTION OF ANY PERSON TO
                                                                                               THE BOARD OF DIRECTORS WHERE A
                                                                                               NOMINEE NAMED IN THE PROXY STATEMENT
                                                                                               IS UNABLE TO SERVE OR, FOR GOOD
                                                                                               CAUSE, WILL NOT SERVE.

                                                                                               The undersigned acknowledges
                                                                                               receipt of the Notice of Annual
                                                                                               Meeting of shareholders and the
                                                                                               Proxy Statement dated April 29, 1994
                                                                                               and ratifies all that the proxies or
                                                                                               any of them or their substitutes may
                                                                                               lawfully do or cause to be done by
                                                                                               virtue hereof and revokes all
                                                                                               former proxies.

                                                                                               When shares are held by joint
                                                                        Change       /   /     tenants, both should sign. When
                                                                          of                   signing as attorney, executor,
                                                                        Address                administrator, trustee or guardian,
                                                                                               please give full title as such. If
                                                                                               a corporation, please sign in full
                                                                                               corporate name by President or other
                                                                                               authorized officer.  If a
                                                                        Attend      /   /      partnership, please sign in
                                                                        Meeting                partnership name by an authorized
                                                                                               person.




SIGNATURE(S)                                            DATE
            -------------------------------------------      --------------------
                                                                                               PLEASE MARK, SIGN, DATE AND
                                                                                               RETURN THIS PROXY CARD PROMPTLY
                                                                                               USING THE ENCLOSED ENVELOPE.
SIGNATURE(S)                                            DATE
            -------------------------------------------      --------------------


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.